UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 29, 2016

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Sixth Floor
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Master Credit Facility

On March 30, 2016, Professional Diversity Network, Inc. (the “Company”) and its wholly-owned subsidiaries NAPW, Inc. (“NAPW”), Noble Voice LLC (“Noble”), Compliant Lead LLC (“Compliant” and, together with the Company, NAPW, Noble and Compliant, the “Borrowers”) entered into a Master Credit Facility (the “Credit Agreement”) with White Winston Select Asset Funds, LLC (the “Lender”). The Credit Agreement provides for a revolving credit facility (the “Facility”) in the original principal amount up to $5,000,000. Borrowings under the Credit Agreement may not exceed 75% of the Borrower’s eligible customer receivables, as determined pursuant to the Credit Agreement, without consent of the Lender. The closing of the Credit Agreement (the “Closing”) is subject to, among other things, receipt of the required regulatory approvals. The Facility matures 24 months from Closing.

Borrowings under the Credit Agreement will bear interest at 8% per annum, subject to an increase of 700 basis points in case of an event of default. Pursuant to the terms of the Credit Agreement, at Closing the Company will pay to the Lender a closing fee in the amount of $250,000. The Company also agreed to pay to the Lender a non-utilization fee, payable quarterly in arrears, at the rate of 3% per annum on the average daily unborrowed portion of the Facility. In addition, the Company agreed to pay to the Lender a yield maintenance fee, payable at maturity and calculated pursuant to a formula set forth in the Credit Agreement, in case the Company issues or sells during the term of the Credit Agreement shares of its common stock in excess of 1,500,000 for a consideration per share less than $0.25, as adjusted from time to time. The Company may use the proceeds of the Facility exclusively to satisfy its working capital needs and to pay the costs, fees and expenses in connection with the Credit Agreement.

The Credit Agreement contains customary representations and warranties, events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Borrowers to incur additional indebtedness, create or permit liens on assets, make acquisitions, engage in mergers or consolidations and pay dividends or repurchase stock. In addition, the Credit Agreement contains a covenant requiring the Company to maintain at the end of each semi-annual fiscal period commencing with the period ending December 31, 2016, a minimum current ratio of not less than 1.4 to 1.

The Borrowers’ obligations under the Credit Agreement are secured by a first priority lien in all their tangible and intangible property (the “Collateral”), including all revenues and payments due to the Borrowers from the operation of their business and all of the outstanding equity interests in each of the Company’s direct and indirect subsidiaries.

Warrants

Pursuant to the terms of the Credit Agreement, the Company agreed to issue to the Lender at Closing the following three warrants, each exercisable for 5 years from the date of issuance: (i) a warrant (the “Fixed $0.25 Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock with an exercise price of $0.25 per share, (ii) a warrant (the “Pro Rata Warrant”) to purchase up to 1,750,000 shares of the Company’s common stock with an exercise price of $0.25 per share, and (iii) a warrant (the “Fixed $2.50 Warrant,” and together with the Fixed $0.25 Warrant and the Pro Rata Warrant, the “Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock with an exercise price of $2.50 per share. The grant of the Warrants will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, promulgated thereunder.

Board Representation Agreement

In connection with the Credit Agreement, the Company agreed to enter into a Board Representation Agreement (the “Board Representation Agreement”) with the Lender. Pursuant to the terms of the Board Representation Agreement, the Lender will have the right to designate nominees for election to the Company’s Board of Directors from the date the Lender first beneficially owns at least 10% of the Company’s outstanding common stock until the later of (i) the third anniversary of the date the Lender first gains the right to designate nominees or (ii) such time as the Lender beneficially owns less than 10% of the Company’s outstanding common stock for 60 consecutive days. The number of nominees the Lender is entitled to nominate shall be equal to (i) half of the total number of directors of the Company, rounded down to the nearest whole number, if the Lender beneficially owns more than 25% of the Company’s outstanding common stock, and (ii) a number of directors proportionate to the Lender’s beneficial ownership of the Company’s common stock, if the Lender owns less than 25% of the Company’s outstanding common stock. Upon Closing, the Lender will have the right to designate three nominees for election to the Company’s Board of Directors.

Pursuant to the terms of the Board Representation Agreement, the Lender will also have the right, subject to certain exceptions, to purchase in order to maintain its percentage interest in the Company, a pro rata portion of any shares of common stock or any warrants, options, debentures or other securities exercisable or exchangeable for or convertible into shares of common stock offered for sale by the Company.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement filed herewith as Exhibit 10.24 incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the Warrants is incorporated by reference in this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)

On March 29, 2016, the Company appointed Katherine Butkevich to the position of Chief Executive Officer effective March 30, 2016, immediately upon filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. James Kirsch, the Company’s former Chief Executive Officer, will continue as Executive Chairman of the Board of Directors and will assume day-to-day management responsibilities for the Company’s PDN Network and Noble Voice divisions.

Before her appointment, Ms. Butkevich had been a consultant to the Company’s NAPW division since January 2016, helping optimize NAPW’s operations, analyze the market opportunity and build a strategic plan for sustainable and profitable growth and increased member retention. Prior to that, from September 2014 to March 2016, she served as chief operating and financial officer of Recyclebank, a venture capital backed marketing-as-a-service company focused on recycling. Before joining Recyclebank, Ms. Butkevich served as chief financial officer of NAPW, Inc. from April 2012 to April 2014. Earlier, from November 2010 through March 2012, Ms. Butkevich was an independent consultant assisting private clients with their capital raising activities.  Prior to that, Ms. Butkevich served as a VP of Emigrant Capital, the private equity division of Emigrant Bank, and from April 2009 through November 2010, she simultaneously served as chief financial officer of Emigrant Capital’s portfolio companies, Boylan Bottling Company and The Jolt Company. During her over 30 year long career, Ms. Butkevich also held numerous other financial and operational leadership positions in middle market, PE/VC–backed companies as well as at GE Capital, the financing arm of the General Electric Company. She began her career at KPMG and is a Certified Public Accountant. She holds a bachelor’s degree from the University of Miami and is also a graduate of GE’s world-renowned Management Development Institute at Crotonville.

There is no arrangement or understanding between Ms. Butkevich and any other person pursuant to which Ms. Butkevich has been appointed as Chief Executive Officer. There are no family relationships between Ms. Butkevich and any of the Company’s directors or executive officers, and Ms. Butkevich is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404 (a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On April 4, 2016, the Company issued a press release with respect to the Credit Agreement and the management transition. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

10.24
Master Credit Facility dated March 30, 2016 by and among Professional Diversity Network, Inc., NAPW, Inc., Noble Voice LLC and Compliant Lead LLC, as borrowers, and White Winston Select Asset Funds, LLC, as lender.

99.1	Press Release dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: April 4, 2016	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.24
Master Credit Facility Agreement dated March 30, 2016 by and among Professional Diversity Network, Inc., NAPW, Inc., Noble Voice LLC and Compliant Lead LLC, as borrowers, and White Winston Select Asset Funds, LLC, as lender.

99.1	Press Release dated April 4, 2016.